News Release
FOR IMMEDIATE RELEASE
TEREX ANNOUNCES SECOND QUARTER 2014 RESULTS

WESTPORT, CT, July 23, 2014 - Terex Corporation (NYSE: TEX) today announced income from continuing operations of $87.8 million, or $0.76 per share, for the second quarter of 2014. This compared to income from continuing operations of $20.4 million, or $0.17 per share, for the second quarter of 2013. Excluding the impact of certain items totaling $54.4 million, or $0.47 per share, income from continuing operations as adjusted in the second quarter of 2013 was $74.8 million, or $0.64 per share. The glossary at the end of this press release contains details regarding the impact of certain items in the second quarter of 2013.

Net sales were $2,055.1 million in the second quarter of 2014, 10.4% higher than net sales of $1,861.5 million in the second quarter of 2013. Income from operations was $160.9 million in the second quarter of 2014, an increase of $77.4 million when compared to income from operations of $83.5 million in the second quarter of 2013. Excluding the impact of certain items totaling $64.9 million, income from operations as adjusted in the second quarter of 2013 was $148.4 million.

“Our results for the second quarter and first six months of the year were mixed both from a business and geographical perspective,” commented Ron DeFeo, Terex Chairman and Chief Executive Officer. “Our Aerial Work Platforms (AWP) segment had a strong quarter but margins were slightly lower than a year ago due to product mix and planned investments in new product development and manufacturing footprint. We expect this dynamic to continue through the remainder of the year, although on increasing sales versus the prior year. Our Cranes segment is making progress, as bookings were roughly equal to net sales during the quarter and the order entry run rate was 12% above the prior year level on a year to date basis. Our Construction and Material Handling & Port Solutions (MHPS) segments both delivered quarters roughly in-line with our expectations, while the Materials Processing (MP) segment had a more challenging quarter from a sales perspective than originally anticipated. From a geographical perspective, Western Europe and North America were the growth drivers with increases of 35% and 15% respectively, with the rest of world somewhat offsetting these strengths.”

Outlook: “The Company’s overall outlook for 2014 remains unchanged,” Mr. DeFeo added. “We expect continued strength from our AWP segment and improvement from our Cranes and MHPS segments to drive improved performance for the second half of 2014 compared with the first six months. While we see a slightly weaker end-market than we originally anticipated, from an EPS perspective, the impact on operating earnings is expected to be somewhat offset by both a lower effective tax rate and a lower anticipated share count. We reiterate our annual outlook for earnings per share of between $2.50 and $2.80, excluding restructuring and other unusual items, although now on net sales of between $7.3 billion and $7.5 billion.”

Capital Structure: “During the quarter we completed the divestiture of our truck business for $160 million, reporting a gain on discontinued operations of $51.5 million or $0.45 per share.” commented Kevin Bradley, Terex Senior Vice President and Chief Financial Officer. “We used the proceeds from the sale to pay down a portion of our revolving credit line. We also repurchased $21 million of our shares within the quarter for a cumulative total of $84 million since the inception of the program in December 2013."

The Company’s liquidity at June 30, 2014 stands at $779.5 million, an increase of $148 million during the quarter. Liquidity was comprised of $364.3 million in cash and availability under the Company’s revolving credit facilities of $415.2 million.

Return on Invested Capital (ROIC) was 10.6% for the trailing twelve months ended June 30, 2014.

Taxes: The effective tax rate for the second quarter of 2014 was 31.2% as compared to an effective tax rate of 59.7% for the second quarter of 2013. The lower effective tax rate in the second quarter of 2014 was primarily due to the reduced impact of losses not benefitted compared to the second quarter of 2013. The Company now expects the effective tax rate for the full year 2014 to be between 30% and 33%.

Backlog: Backlog for orders deliverable during the next twelve months was $2,199.2 million at June 30, 2014, a decrease of 7.0% from March 31, 2014 and an increase of 2.2% from June 30, 2013. The Glossary contains further details regarding backlog.

All results are for continuing operations unless directly noted. All per share amounts are on a fully diluted basis. A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Certain financial measures are shown in italics the first time referenced and are described in the text or the Glossary at the end of this press release.

Conference call

The Company has scheduled a one hour conference call to review the financial results on Thursday, July 24, 2014 at 8:30 a.m. ET. Ronald M. DeFeo, Chairman and CEO, will host the call. A simultaneous webcast of this call will be available on the Company’s website, www.terex.com. To listen to the call, select “Investor Relations” in the “About Terex” section on the home page and then click on the webcast microphone link. Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived on the Company’s website under “Audio Archives” in the “Investor Relations” section of the website.

Contact Information:

Tom Gelston
Vice President, Investor Relations
Phone: 203-222-5943
Email: thomas.gelston@terex.com

Forward-Looking Statements
This press release contains forward-looking information regarding future events or the Company’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. The Company has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include among others: Our business is cyclical and weak general economic conditions affect the sales of our products and financial results; our ability to successfully integrate acquired businesses; the need to comply with restrictive covenants contained in our debt agreements; our ability to generate sufficient cash flow to service our debt obligations and operate our business; our ability to access the capital markets to raise funds and provide liquidity; our business is sensitive to government spending; our business is very competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors; our ability to timely manufacture and deliver products to customers; our retention of key management personnel; the financial condition of suppliers and customers, and their continued access to capital; our providing financing and credit support for some of our customers; we may experience losses in excess of recorded reserves; impairment in the carrying value of goodwill and other indefinite-lived intangible assets; our ability to obtain parts and components from suppliers on a timely basis at competitive prices; our business is global and subject to changes in exchange rates between currencies, regional economic conditions and trade restrictions; our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws and political instability; a material disruption to one of our significant facilities; possible work stoppages and other labor matters; compliance with changing laws and regulations, particularly environmental and tax laws and regulations; litigation, product liability claims, patent claims, class action lawsuits and other liabilities; our ability to comply with an injunction and related obligations resulting from the settlement of an investigation by the United States Securities and Exchange Commission (“SEC”); our implementation of a global enterprise resource planning system and its performance; and other factors, risks and uncertainties that are more specifically set forth in our public filings with the SEC.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

Terex Corporation is a lifting and material handling solutions company reporting in five business segments: Aerial Work Platforms, Construction, Cranes, Material Handling & Port Solutions and Materials Processing.  Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries.  Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services.  Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(unaudited)
(in millions, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
Net sales	$2,055.1	$1,861.5	$3,709.7	$3,515.2
Cost of goods sold	(1,631.3)	(1,510.3)	(2,952.5)	(2,842.8)
Gross profit	423.8	351.2	757.2	672.4
Selling, general and administrative expenses	(262.9)	(267.7)	(521.3)	(523.3)
Income (loss) from operations	160.9	83.5	235.9	149.1
Other income (expense)
Interest income	1.2	1.8	2.5	3.5
Interest expense	(31.7)	(31.4)	(62.1)	(64.8)
Loss on early extinguishment of debt	-	(5.2)	-	(5.2)
Other income (expense) – net	(2.0)	(2.3)	(4.9)	(3.9)
Income (loss) from continuing operations before income taxes	128.4	46.4	171.4	78.7
(Provision for) benefit from income taxes	(40.0)	(27.7)	(51.5)	(42.3)
Income (loss) from continuing operations	88.4	18.7	119.9	36.4
Income (loss) from discontinued operations – net of tax	0.5	0.9	1.4	2.5
Gain (loss) on disposition of discontinued operations- net of tax	51.5	-	53.0	3.0
Net income (loss)	140.4	19.6	174.3	41.9
Net loss (income) attributable to noncontrolling interest	(0.6)	1.7	0.5	3.3
Net income (loss) attributable to Terex Corporation	$139.8	$21.3	$174.8	$45.2
Amounts attributable to Terex Corporation common stockholders:
Income (loss) from continuing operations	$87.8	$20.4	$120.4	$39.7
Income (loss) from discontinued operations – net of tax	0.5	0.9	1.4	2.5
Gain (loss) on disposition of discontinued operations – net of tax	51.5	-	53.0	3.0
Net income (loss) attributable to Terex Corporation	$139.8	$21.3	$174.8	$45.2
Basic Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$0.80	$0.18	$1.09	$0.36
Income (loss) from discontinued operations – net of tax	-	0.01	0.01	0.02
Gain (loss) on disposition of discontinued operations – net of tax	0.47	-	0.48	0.03
Net income (loss) attributable to Terex Corporation	$1.27	$0.19	$1.58	$0.41
Diluted Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$0.76	$0.17	$1.03	$0.34
Income (loss) from discontinued operations – net of tax	-	0.01	0.01	0.02
Gain (loss) on disposition of discontinued operations – net of tax	0.45	-	0.46	0.03
Net income (loss) attributable to Terex Corporation	$1.21	$0.18	$1.50	$0.39
Weighted average number of shares outstanding in per share calculation
Basic	110.3	111.2	110.5	111.0
Diluted	115.8	115.8	116.4	115.8

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	June 30,	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$364.3	$408.1
Trade receivables (net of allowance of $43.2 and $47.6 at June 30, 2014 and December 31, 2013, respectively)	1,368.4	1,176.8
Inventories	1,779.0	1,613.2
Other current assets	300.7	312.0
Current assets – discontinued operations	-	129.3
Total current assets	3,812.4	3,639.4
Non-current assets
Property, plant and equipment – net	776.5	789.4
Goodwill	1,267.1	1,245.6
Intangible assets – net	430.5	444.8
Other assets	418.1	401.9
Non-current assets – discontinued operations	-	15.6
Total assets	$6,704.6	$6,536.7

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current portion of long-term debt	$190.7	$86.8
Trade accounts payable	800.8	689.1
Accrued compensation and benefits	243.4	234.3
Accrued warranties and product liability	92.6	96.2
Customer advances	334.5	302.1
Other current liabilities	333.3	270.1
Current liabilities – discontinued operations	-	46.1
Total current liabilities	1,995.3	1,724.7
Non-current liabilities
Long-term debt, less current portion	1,731.8	1,889.9
Retirement plans	383.8	388.2
Other non-current liabilities	231.2	259.5
Non-current liabilities – discontinued operations	-	5.7
Total liabilities	4,342.1	4,268.0
Commitments and contingencies
Redeemable noncontrolling interest	-	53.9
Stockholders’ equity
Common stock, $.01 par value – authorized 300.0 shares; issued 124.5 and 123.7 shares at June 30, 2014 and December 31, 2013, respectively	1.2	1.2
Additional paid-in capital	1,239.7	1,247.5
Retained earnings	1,851.7	1,688.1
Accumulated other comprehensive income (loss)	(75.4)	(116.5)
Less cost of shares of common stock in treasury – 15.1 and 13.8 shares at June 30, 2014 and December 31, 2013, respectively	(685.6)	(630.2)
Total Terex Corporation stockholders’ equity	2,331.6	2,190.1
Noncontrolling interest	30.9	24.7
Total stockholders’ equity	2,362.5	2,214.8
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$6,704.6	$6,536.7

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Six Months
	Ended June 30,
	2014	2013
Operating Activities
Net income	$174.3	$41.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	80.0	78.3
Changes in operating assets and liabilities (net of effects of acquisitions and divestitures):
Trade receivables	(183.6)	(130.3)
Inventories	(162.4)	(71.8)
Trade accounts payable	108.2	120.9
Customer advances	33.7	25.0
Other, net	(25.7)	65.9
Net cash provided by (used in) operating activities	$24.5	$129.9
Investing Activities
Capital expenditures	(37.3)	(41.4)
Proceeds from disposition of discontinued operations	162.2	0.7
Other investing activities, net	(4.8)	39.3
Net cash (used in) provided by investing activities	120.1	(1.4)
Financing Activities
Net cash provided by (used in) financing activities	(189.1)	(240.2)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	0.7	(18.1)
Net Increase (Decrease) in Cash and Cash Equivalents	(43.8)	(129.8)
Cash and Cash Equivalents at Beginning of Period	408.1	678.0
Cash and Cash Equivalents at End of Period	$364.3	$548.2

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Second Quarter				Year-to-Date
	2014		2013		2014		2013
		% of		% of		% of		% of
		Net Sales		Net Sales		Net Sales		Net Sales
Consolidated
Net sales	$2,055.1		$1,861.5		$3,709.7		$3,515.2
Gross profit	423.8	20.6%	351.2	18.9%	757.2	20.4%	672.4	19.1%
SG&A	262.9	12.8%	267.7	14.4%	521.3	14.1%	523.3	14.9%
Income from operations	$160.9	7.8%	$83.5	4.5%	$235.9	6.4%	$149.1	4.2%

AWP
Net sales	$717.9		$606.6		$1,302.8		$1,115.7
Gross profit	164.2	22.9%	147.0	24.2%	297.3	22.8%	265.5	23.8%
SG&A	50.7	7.1%	45.8	7.6%	101.6	7.8%	91.9	8.2%
Income from operations	$113.5	15.8%	$101.2	16.7%	$195.7	15.0%	$173.6	15.6%

Construction
Net sales	$227.2		$228.1		$422.9		$438.5
Gross profit	26.5	11.7%	25.8	11.3%	45.6	10.8%	40.4	9.2%
SG&A	22.5	9.9%	31.0	13.6%	46.6	11.0%	60.1	13.7%
Income (loss) from operations	$4.0	1.8%	$(5.2)	(2.3)%	$(1.0)	(0.2)%	$(19.7)	(4.5)%

Cranes
Net sales	$503.5		$521.2		$897.1		$992.1
Gross profit	89.9	17.9%	84.8	16.3%	149.9	16.7%	170.7	17.2%
SG&A	60.2	12.0%	61.4	11.8%	120.4	13.4%	114.8	11.6%
Income from operations	$29.7	5.9%	$23.4	4.5%	$29.5	3.3%	$55.9	5.6%

MHPS
Net sales	$431.4		$369.8		$799.6		$709.0
Gross profit	97.2	22.5%	48.6	13.1%	181.8	22.7%	117.3	16.5%
SG&A	94.5	21.9%	105.8	28.6%	185.4	23.2%	203.6	28.7%
Income (loss) from operations	$2.7	0.6%	$(57.2)	(15.5)%	$(3.6)	(0.5)%	$(86.3)	(12.2)%

MP
Net sales	$183.1		$176.3		$333.1		$330.6
Gross profit	43.7	23.9%	42.0	23.8%	75.9	22.8%	73.7	22.3%
SG&A	20.9	11.4%	17.5	9.9%	42.2	12.7%	37.5	11.3%
Income from operations	$22.8	12.5%	$24.5	13.9%	$33.7	10.1%	$36.2	10.9%

Corp & Eliminations
Net sales	$(8.0)		$(40.5)		$(45.8)		$(70.7)
Gross profit	2.3	(28.8)%	3.0	(7.4)%	6.7	(14.6)%	4.8	(6.8)%
SG&A	14.1	(176.3)%	6.2	(15.3)%	25.1	(54.8)%	15.4	(21.8)%
Loss from operations	$(11.8)	147.5%	$(3.2)	7.9%	$(18.4)	40.2%	$(10.6)	15.0%

GLOSSARY

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

As changes in foreign currency exchange rates have a non-operating impact on the translation of our financial results, we believe excluding the effect of these changes assists in the assessment of our business results between periods. We calculate the translation effect of foreign currency exchange rate changes by translating the current period results at the rates that the comparable prior periods were translated to isolate the foreign exchange component of the fluctuation from the operational component. Similarly, the impact of changes in our results from acquisitions that were not included in comparable prior periods is subtracted from the absolute change in results to allow for better comparability of results between periods.

Backlog is defined as firm orders that are expected to be filled within one year. The disclosure of backlog aids in the analysis of the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand. The backlog of the various Terex businesses is not necessarily indicative of sales to be recognized in a specified future period.

	Jun 30,	Mar 31,	%	Jun 30,	%
	2014	2014	change	2013	change
Consolidated Backlog	$2,199.2	$2,363.7	(7.0)%	$2,151.0	2.2%
AWP	$418.4	$522.9	(20.0)%	$497.3	(15.9)%
Construction	$187.8	$214.1	(12.3)%	$151.6	23.9%
Cranes	$661.4	$673.4	(1.8)%	$581.2	13.8%
MHPS	$864.8	$878.4	(1.5)%	$860.3	0.5%
MP	$66.8	$74.9	(10.8)%	$60.6	10.2%

EBITDA is defined as earnings, before interest, taxes, depreciation and amortization. The Company calculates this by adding the amount of depreciation and amortization expenses that have been deducted from income from operations back into income from operations to arrive at EBITDA. Depreciation and amortization amounts reported in the Consolidated Statement of Cash Flows include amortization of debt issuance costs that are recorded in Other income (expense) - net and, therefore, are not included in EBITDA. Terex believes that disclosure of EBITDA will be helpful to those reviewing its performance, as EBITDA provides information on Terex’s ability to meet debt service, capital expenditure and working capital requirements, and is also an indicator of profitability.

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Income (loss) from operations	$160.9	$83.5	$235.9	$149.1
Depreciation	28.7	26.3	55.8	51.7
Amortization	12.0	13.4	23.8	26.2
Bank fee amortization not included in Income (loss) from operations	(2.1)	(2.1)	(4.2)	(4.3)
EBITDA	199.5	121.1	311.3	222.7
Operating profit adjustments	-	64.9	-	71.0
Adjusted EBITDA	$199.5	$186.0	$311.3	$293.7

MHPS - EBITDA	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Income (loss) from operations	$2.7	$(57.2)	$(3.6)	$(86.3)
Depreciation	10.3	9.3	20.5	18.7
Amortization	6.7	7.9	13.3	15.2
EBITDA	19.7	(40.0)	30.2	(52.4)
Operating profit adjustments	-	46.5	-	49.2
Adjusted EBITDA	$19.7	$6.5	$30.2	$(3.2)

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Cash from operating activities	$(0.7)	$71.1	$24.5	$129.9
Capital expenditures	(18.3)	(18.9)	(37.3)	(41.4)
Free Cash Flow	$(19.0)	$52.2	$(12.8)	$88.5

Income (loss) from operations as adjusted / Income (loss) from continuing operations as adjusted - The Company assesses the impact of certain items when discussing Income (loss) from operations and Income (loss) from continuing operations and adjusts for items it believes are not reflective of operating activities in the periods. The impact of these adjustments are provided below.

Second Quarter 2013	Pre-Tax	Tax Rate	After-Tax	EPS*
Construction Restructuring & Other	(3.4)	**	(2.5)	(0.02)
Cranes Restructuring & Related	(15.0)	31%	(10.4)	(0.09)
MHPS Restructuring & Related	(46.5)	**	(38.1)	(0.33)
Total Impact on Income From Operations	$(64.9)		$(51.0)	$(0.44)
Corporate Debt Reduction	(5.2)	**	(3.5)	(0.03)
Construction Restructuring & Other	(4.5)	**	(3.0)	(0.03)
MHPS Redeemable NCI	3.1	**	3.1	0.03
Total Impact on Income From Continuing Operations	$(71.5)		$(54.4)	$(0.47)

* Based on weighted average diluted shares of 115.8M
** Based on a jurisdictional blend

Return on Invested Capital (“ROIC”) is determined by dividing the sum of Net Operating Profit After Tax (“NOPAT”)(as defined below) for each of the previous four quarters by the average of the sum of Total Terex Corporation stockholders’ equity plus Debt (as defined below) less Cash and cash equivalents for the previous five quarters. Debt is calculated using the Consolidated Balance Sheet amounts for Notes payable and current portion of long-term debt plus Long-term debt, less current portion. NOPAT for each quarter is calculated by multiplying Income (loss) from operations by a figure equal to one minus the effective tax rate of the Company. The Company believes that returns on capital deployed in Terex Financial Services (“TFS”) does not represent its primary operations and, therefore, TFS finance receivable assets and results from operations have been excluded from the calculation below. The effective tax rate is equal to the (Provision for) benefit from income taxes divided by Income (loss) from continuing operations before income taxes for the respective quarter. Total Terex Corporation stockholders’ equity is adjusted to include redeemable non-controlling interest as this item is deemed to be temporary equity and therefore should be included in the denominator of the ROIC ratio. The Company calculates ROIC using the last four quarters’ NOPAT as this represents the most recent 12-month period at any given point of determination. In order for the denominator of the ROIC ratio to properly match the operational period reflected in the numerator, the Company includes the average of five quarters’ ending balance sheet amounts so that the denominator includes the average of the opening through ending balances (on a quarterly basis) thereby providing, over the same time period as the numerator, four quarters of average invested capital.

Terex management and the Board of Directors use ROIC as one of the primary measures to assess operational performance and in connection with certain compensation programs. Terex utilizes ROIC as a unifying metric because management believes that it measures how effectively the Company invests its capital and provides a better measure to compare the Company to peer companies to assist in assessing how it drives operational improvement. ROIC measures return on the amount of capital invested in the Company’s primary businesses, excluding TFS, as opposed to another metric such as return on Terex Corporation stockholders’ equity that only incorporates book equity, and is thus a more accurate and descriptive measure of the Company’s performance. Terex also believes that adding Debt less Cash and cash equivalents to Total Terex Corporation stockholders’ equity provides a better comparison across similar businesses regarding total capitalization, and those ROIC highlights the level of value creation as a percentage of capital invested.

See reconciliation of adjusted amounts below on table following ROIC table. Amounts are as of and for the three months ended for the periods referenced in the table below.

	Jun '14	Mar '14	Dec '13	Sep '13	Jun '13
Provision for (benefit from) income taxes	$40.0	$11.5	$22.3	$22.8
Divided by: Income (loss) before income taxes	128.4	43.0	106.0	106.6
Effective tax rate	31.2%	26.7%	21.0%	21.4%

Income (loss) from operations as adjusted	$162.6	$76.3	$131.5	$139.4
Multiplied by: 1 minus Effective tax rate	68.8%	73.3%	79.0%	78.6%
Adjusted net operating income (loss) after tax	$111.9	$55.9	$103.9	$109.6

Debt (as defined above)	$1,922.5	$2,055.9	$1,976.7	$1,905.9	$1,870.4
Less: Cash and cash equivalents	(364.3)	(390.5)	(408.1)	(370.6)	(548.2)
Debt less Cash and cash equivalents	1,558.2	1,665.4	1,568.6	1,535.3	1,322.2

Total Terex Corporation stockholders’ equity as adjusted	2,138.5	2,012.0	2,092.4	2,002.2	2,042.7

Debt less Cash and cash equivalents plus Total Terex Corporation stockholders’ equity as adjusted	$3,696.7	$3,677.4	$3,661.0	$3,537.5	$3,364.9

June 30, 2014 ROIC	10.6%
Adjusted net operating income (loss) after tax (last 4 quarters)	$381.3
Average Debt less Cash and cash equivalents plus Total Terex Corporation stockholders’ equity as adjusted (5 quarters)	$3,587.5

Reconciliation of income (loss) from operations:	Jun '14	Mar '14	Dec '13	Sep '13
Income (loss) from operations as reported	$160.9	$75.0	$131.4	$138.6
(Income) loss from operations for TFS	1.7	1.3	0.1	0.8
Income (loss) from operations as adjusted	$162.6	$76.3	$131.5	$139.4

Reconciliation of Terex Corporation stockholders’ equity:
Terex Corporation stockholders’ equity as reported	$2,331.6	$2,183.2	$2,190.1	$2,094.2	$1,955.8
TFS assets	(193.1)	(171.2)	(151.6)	(149.8)	(139.7)
Redeemable noncontrolling interest	-	-	53.9	57.8	226.6
Terex Corporation stockholders’ equity as adjusted	$2,138.5	$2,012.0	$2,092.4	$2,002.2	$2,042.7

Trailing Three Month Annualized Net Sales is calculated using the net sales for the quarter multiplied by four.

	Three months ended
	June 30,
	2014		2013
Net Sales		$2,055.1		$1,861.5
	x	4	x	4
Trailing Three Month Annualized Net Sales		$8,220.4		$7,446.0

Working Capital is calculated using the Consolidated Balance Sheet amounts for Trade receivables (net of allowance) plus Inventories less Trade accounts payable and customer advances. The Company views excessive working capital as an inefficient use of resources, and seeks to minimize the level of investment without adversely impacting the ongoing operations of the business. For the periods below, working capital was:

	June 30,
	2014	2013
Inventories	$1,779.0	$1,591.4
Trade Receivables	1,368.4	1,150.0
Less: Trade Accounts Payable	(800.8)	(707.0)
Less: Customer Advances	(334.5)	(331.1)
Total Working Capital	$2,012.1	$1,703.3

Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com